Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form SB-2 Registration Statement of our report dated August 22, 2005 relating to the audited financial statements of Open Energy Corporation (formerly known as Barnabus Energy, Inc.), for the year ended May 31, 2005 and the period from April 11, 2002 (inception) to May 31, 2005.  We also consent to the reference to our firm under the caption “Experts” in the prospectus.

Dale Matheson Carr-Hilton LaBonte
Vancouver, B.C.
May 12, 2006